Exhibit 99.1

                             JOINT FILING AGREEMENT


         THIS JOINT FILING AGREEMENT (this "Agreement") is made and entered into as of this 14th day of February 2005, by and among Carlos Slim Helu, Carlos Slim Domit, Marco Antonio Slim Domit, Patrick Slim Domit, Maria Soumaya Slim Domit, Vanessa Paola Slim Domit, Johanna Monique Slim Domit, Inmobiliaria Carso, S.A. de C.V, Orient Star Holdings LLC and Carso Global Telecom, S.A. de C.V.

         The parties to this Agreement hereby agree to prepare jointly and file timely (and otherwise to deliver as appropriate) all filings on any Form 3, 4 or 5 or Schedule 13D or 13G relating to their ownership (direct or otherwise) of any securities of Global Crossing Limited, a corporation organized under the laws of Bermuda, and any and all amendments thereto and any other document relating thereto (collectively, the "Filings") required to be filed by them pursuant to the Securities Exchange Act of 1934, as amended. Each party to this Agreement further agrees and covenants to the other parties that it will fully cooperate with such other parties in the preparation and timely filing (and other delivery) of all such Filings.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.


         Carlos Slim Helu

         ------------------------------------

         Carlos Slim Domit                        By: /s/ Eduardo Valdes Acra
                                                      -----------------------
         ------------------------------------         Eduardo Valdes Acra
         Marco Antonio Slim Domit                     Attorney-in-Fact
                                                      February 14, 2005
         ------------------------------------

         Patrick Slim Domit

         ------------------------------------

         Maria Soumaya Slim Domit

         ------------------------------------

         Vanessa Paola Slim Domit

         ------------------------------------

         Johanna Monique Slim Domit

         ------------------------------------


         INMOBILIARIA CARSO, S.A. DE C.V.


         ------------------------------------
         By:  Armando Ibanez Vazquez
         Title:  Attorney-in-Fact


         ORIENT STAR HOLDINGS LLC


         ------------------------------------
         By: Inmobiliaria Carso, S.A. de C.V.,
         its sole member
         Name:  Armando Ibanez Vazquez
         Title:  Attorney-in-Fact


         CARSO GLOBAL TELECOM, S.A. DE C.V.


         ------------------------------------
         By: Armando Ibanez Vazquez
         Title: Attorney-in-Fact